UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3284 N 29th Court

Hollywood, Florida 33020-1320

(Address of principal executive offices)

(305) 521-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the February 16, 2018 closing of Blink Charging Co.’s (the “Company”) registered public offering, and pursuant to obligations previously incurred by the Company, on March 22, 2018 (the “Issuance Date”) the Company issued a total of 2,385,225 restricted shares of its common stock, par value $.001 per share (“Common Stock”) to four (4) individuals or entities (collectively the “Securities Issuance”). Details of the Securities Issuance are described below.

Securities Issuances to Certain Officers

550,000 shares of Common Stock were issued pursuant to letter agreements, dated December 6, 2017 and December 7, 2017 signed by the two holders of the Series A Convertible Preferred Stock (“Series A Preferred Shares”) (Mr. Farkas, our Executive Chairman is receiving 500,000 shares of Common Stock and Ira Feintuch, our Chief Operating Officer is receiving 50,000 shares of Common Stock) to convert 11,000,000 Series A Preferred Shares issued and outstanding as of February 13, 2018. As of March 28, 2018, there are no longer any Series A Preferred Shares outstanding.

886,119 shares of Common Stock were issued to Mr. Farkas pursuant to the December 6, 2017 letter agreement.

13,721 shares of Common Stock were issued to Mr. Farkas as payment of $46,651 in Board fees owed to Mr. Farkas.

223,456 shares of Common Stock were issued to Mr. Farkas as payment of $712,500 in shares of Common Stock owed to Mr. Farkas for the period of December 1, 2015 through May 31, 2017 pursuant to the Third Amendment to Executive Employment Agreement between the Company and Mr. Farkas, dated June 15, 2017 (the “Third Amendment”) and pursuant to a Conversion Agreement between the Company and Mr. Farkas, dated August 23, 2017.

153,039 shares of Common Stock were issued to Mr. Farkas as payment of $375,000 in shares of Common Stock owed to Mr. Farkas for accrued commissions on hardware sales and revenue from charging stations for the period of November 2015 through March 2017 pursuant to the Third Amendment and $145,334 in shares of Common Stock owed to Mr. Farkas for accrued commissions on hardware sales and revenue from charging stations for the period of April 2017 through February 13, 2018 pursuant to an oral agreement between the Company and Mr. Farkas. This oral agreement was reached pursuant to Section 7(B) of the Third Amendment.

In total 1,776,335 restricted shares of the Company’s Common Stock were issued to Mr. Farkas.

26,500 shares of Common Stock were issued to Mr. Feintuch pursuant to the December 7, 2017 letter agreement.

17,487 shares of Common Stock were issued to Mr. Feintuch as payment of $43,555 in shares of Common Stock owed to Mr. Feintuch which represents 25% of the accrued commissions on hardware sales and revenue from charging stations for the period of November 2015 through March 2017 owed to Mr. Feintuch pursuant to the Compensation Agreement between the Company and Mr. Feintuch, dated June 16, 2017 and $15,902 in shares of Common Stock owed to Mr. Feintuch which represents 25% of the accrued commissions on hardware sales and revenue from charging stations for the period of April 2017 through February 13, 2018 owed to Mr. Feintuch pursuant to an oral agreement between the Company and Mr. Feintuch. This oral agreement was reached pursuant to Section 3(B) of the Compensation Agreement.

In total 93,987 restricted shares of the Company’s Common Stock were issued to Mr. Feintuch.

Securities Issuances to Other Shareholders

360,441 shares of Common Stock were issued to Ardour Capital Investments, LLC (“Ardour”) (an entity of which Mr. Farkas owns less than 5%) in placement agent fees related to the $3,5000,000 lent by JMJ Financial (“JMJ”) to the Company between October 2016 and October 2017. This share amount also includes placement agent fees owed to Ardour in connection with a separate $250,000 lent by JMJ to the Company on January 22, 2018.

1,167 shares of Common Stock were issued to Ardour in connection with placement agent fees related to the sale of Series C Preferred Stock in December 2014.

9,868 shares of Common Stock were issued to Sunrise Securities Corp. (“Sunrise”) in connection with placement agent fees related to the sale of Series C Preferred Stock in December 2014.

143,427 shares of Common Stock were issued to Sunrise as repayment of a $487,653 debt pursuant to a Letter Agreement between the Company and the counterparty, dated February 3, 2018. The 286,854 five-year warrants to purchase Common Stock with an exercise price of $4.25 that Sunrise is currently owed in connection with this settlement and consideration of services rendered have not yet been issued, but will be in the near future.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 3.02 of this Current Report on Form 8-K, under the heading “Securities Issuances to Certain Officers”, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: March 29, 2018	By:	/s/ Michael J. Calise
	Name:	Michael J. Calise
	Title:	Chief Executive Officer